SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2010

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. (the "Company") issued a press release, dated November 11, 2010, entitled-Proteonomix, Inc. (PROT) Updates Dubai Joint Venture"

The press release is in its entirety below:

Proteonomix, Inc. (PROT) Updates Dubai Joint Venture

MOUNTAINSIDE, NJ--(Marketwire - November 11, 2010) - Proteonomix, Inc. (OTCBB: PROT)("Proteonomix" or the "Company") announced today that the joint venture investors who had contracted with Proteonomix to fund and assist in establishing operations in the United Arab Emirates through the Company's subsidiary, XGen Medical LLC ("XGen") are in default. Their investment was to be made on or before September 10, 2010, to create a new stem cell treatment and research facility in the United Arab Emirates, and that deadline had been extended. The investor group had committed to fund the project with a five million dollar cash investment, including the purchase of $1,000,000 of Cellular Material from Proteonomix. In addition to licensing XGen to use the proprietary Stromacel Cellular Material, the contract also allowed XGen to market, sell and distribute the Proteoderm product line, including the Matrix NC-138 anti-aging products.

The Company is trying to work with one of the investors to move the project forward. However, the Company intends to take other action against the other investor under Dubai and U.S. law.

About Proteonomix, Inc.:

Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. Proteoderm, Inc. is a wholly owned subsidiary of Proteonomix that has recently opened its retail web site, Proteoderm.com, and begun accepting pre-orders for its anti-aging line of skin care products. StromaCel, Inc.'s goal is the development of therapeutic modalities for the treatment of Cardiovascular Disease (CVD). StromaCel, Inc. is pursuing the licensing of other technologies for therapeutic use. National Stem Cell, Inc. is Proteonomix's operating subsidiary. The Sperm Bank of New York, Inc. is a fully operational tissue bank. Proteonomix Regenerative Translational Medicine Institute, Inc. ("PRTMI") intends to focus on the translation of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine. Proteonomix intends to create and dedicate a subsidiary to each of its technologies. Please also visit http://www.proteonomix.com/, http://www.proteoderm.com/, http://www.otcqb.com/ and http://www.sec.gov/.

Forward-looking statements:

Certain statements contained herein are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Proteonomix, Inc. cautions that statements made in this press release constitute forward-looking statements and makes no guarantee of future performance. Actual results or developments may differ materially from projections. More specifically, the investment may never occur negating the agreement, product performance and/or side effects may necessitate termination of the joint venture, the implementation of the agreement may not succeed and inadequate or no business may develop causing the failure of the joint venture and there are inherent risks in foreign operations, particularly those in the Mideast. Forward-looking statements are based on estimates and opinions of management at the time statements are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: November 12, 2010

By:/s/Michael Cohen

Name:   Michael Cohen

President